Exhibit 99.1

SABA COMPLETES SHARE REPURCHASE

REDWOOD SHORES, Calif. — August 31, 2009 — Saba Software, Inc. (NASDAQ: SABA), the premier people management software and services provider, today announced that it has repurchased approximately 4.7% of its outstanding shares of common stock. The 1,384,920 shares of common stock were repurchased by Saba directly from funds managed by FirstMark Capital L.L.C. in a negotiated transaction for an aggregate purchase price of $4.85 million. The repurchased shares have been retired and will resume the status of authorized but unissued shares of common stock.

“Our recent share repurchase reflects continued confidence in Saba’s strategy and ability to execute as well as an ongoing commitment to increase stockholder value,” said Bobby Yazdani, Chairman and CEO of Saba. “We believe that the current market value of our shares does not accurately reflect the underlying value of the company and that stock repurchased at this price will benefit stockholders.”

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s belief that the repurchase of shares will benefit stockholders. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 12 through 23 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic Human Capital Management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end-users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing, and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include Alcatel-Lucent; Bank of Tokyo-Mitsubishi UFJ; BMW; Caterpillar; CEMEX; Cisco Systems; Daimler; Dell; Deloitte Touche Tohmatsu; EDS, an HP company; EMC Corporation; FedEx Office; Insurance Australia Group; Kaiser Permanente; Lockheed Martin; Medtronic; National Australia Bank; Novartis; Petrobras; Procter & Gamble; Renault; Royal Bank of Scotland; Scotiabank; Singapore Ministry of Finance; Sprint; Standard Chartered Bank; Stanford University; Swedbank; Tata Consultancy Services; Wyndham International; Weyerhaeuser; Underwriters Laboratories; and the U.S. Army, U.S. Department of Health & Human Services, U.S. Department of Treasury/Internal Revenue Service, and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

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SABA, the Saba logo, Saba Centra, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.